NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Reports Second Quarter 2014

•	Second quarter revenue was $4.5 million

•	Adjusted EBITDA, a non-GAAP measure*, was $1.7 million, or 37.6% of revenue

•	Investing in growth: Building sales team and distribution infrastructure for rental tools

•	Company expects revenue in range of $19 million to $22 million for 2014 with Adjusted EBITDA* of $6.5 million to $8.5 million

VERNAL, UT, August 14, 2014 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDPI” or the “Company”), a provider of drilling products for the oil, natural gas and mining services industries today reported its financial results for its second quarter ended June 30, 2014. Second quarter 2014 results include Hard Rock Solutions, LLC (“Hard Rock”) which was acquired on May 29, 2014. The Hard Rock acquisition provided SDPI with the innovative Drill N ReamTM tool.

Troy Meier, Founder, Chairman and CEO of Superior Drilling Products, noted, “I am pleased with the progress we are making in the short time we have owned the Drill N Ream. We are investing in our sales force and distribution facilities to drive growth. Since the acquisition, we have added five new sales personnel and established a new distribution facility in Oklahoma. This is a stocking point for our tools and a base for our sales force to provide responsive service to the region and accommodate for the higher volume we anticipate. We believe our customers are enthusiastic to be working with us and recognize the tool’s value in their operations.”

Second quarter 2014 revenue was $4.5 million, up $1.5 million, or 50.7% from the second quarter of 2013. The 2014 second quarter included one month of the Hard Rock acquisition which contributed $693 thousand of revenue. Organic revenue was $3.8 million, up 27.3% from $3.0 million in the prior-year period. Demand for the Company’s drill bit refurbishing services and custom fabrication services increased $1.2 million. Prior to owning Hard Rock and the Drill N Ream tool, SDPI sold the tool to Hard Rock and received royalty rent income based on Hard Rock’s tool rental revenue. Last year’s quarter had three full months of royalty rent income, or $0.4 million more than the current period.

*Adjusted earnings before interest, taxes, depreciation, amortization and other expense (“Adjusted EBITDA”) was $1.7 million, or 37.6% of revenue, compared with Adjusted EBITDA of $1.1 million, or 36.0% of revenue, in last year’s second quarter. SDPI believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance. See the attached tables for important disclosures regarding SDPI’s use of Adjusted EBITDA, as well as a reconciliation of net income to Adjusted EBITDA.

Adjusted net income, a non-GAAP measure, was $0.4 million, or $0.03 per diluted share. The adjustment excludes a $1.1 million one time, non cash, deferred tax expense related to the reorganization of the Company from a limited liability organization to a corporation. Adjusted net income also excludes $0.2 million, pre tax, in intangible asset amortization associated with the Hard Rock acquisition. GAAP net loss was $0.7 million, or $0.06 loss per diluted share. See attached tables for a reconciliation of GAAP net loss to adjusted net income.

Superior Drilling Products, Inc. Reports Second Quarter 2014 Results

August 14, 2014

Second Quarter 2014 Review

During the month of ownership of the Drill N Ream tool in the second quarter, the Company performed a total of 29 reaming runs using the Drill-N-Ream tool. SDPI has solid market share in the Bakken formation and is aggressively working on expanding the use of the Drill N Ream tool into Oklahoma and Texas.

Total operating expenses were $3.6 million, up from $2.1 million in the second quarter of last year. While the cost of revenue was up just 8.8%, or $0.1 million, from the 50.7% increase in volume, selling, general and administrative (SG&A) expenses increased $0.8 million and depreciation and amortization (D&A) was up $0.6 million. Higher SG&A and D&A expenses included just one month of costs related to the new sales force, incremental expenses associated with Hard Rock and higher legal, accounting and audit fees related to becoming a publicly-traded company.

Operating income of $0.9 million improved 1.2% from the prior-year period. Operating margin as a percent of sales was 19.1% compared with operating margin of 28.4% in the prior-year period.

First Half 2014 Review

Higher customer demand resulted in a $2.4 million, or 41.5%, increase in sales for the first six months of 2014 to $8.2 million compared with the prior-year period.

Total operating expense for the first half of 2014 was $6.2 million compared with $4.0 million in the prior-year period. Operating income of $2.0 million increased by $0.2 million over the first half of 2013. Operating margin as a percent of sales was 24.1%.

Adjusted EBITDA was $3.2 million, or 38.7% of revenue, compared with $2.3 million, or 40.5% of revenue, in the prior-year period. See the attached tables for important disclosures regarding SDPI’s use of EBITDA, as well as a reconciliation of net income to EBITDA.

Adjusted net income, a non-GAAP measure, was $0.9 million, or $0.09 per diluted share. The adjustment excludes the $1.1 million one time, non cash, deferred tax expense previously discussed and $0.2 million, pre tax, in intangible asset amortization associated with the Hard Rock acquisition. GAAP net income was $0.2 million, or $0.02 per diluted share. See attached tables for a reconciliation of GAAP net income to adjusted net income.

Balance Sheet Strengthened by IPO

On May 29, 2014, the Company completed its IPO selling 7,762,500 shares of common stock at $4.00 per share resulting in net proceeds to the Company of $28.7 million. Approximately
$12.5 million of the proceeds went towards the $25.0 million acquisition price of the Company’s purchase of Hard Rock Solutions LLC. Approximately $8.3 million of the proceeds was applied to debt repayment. At June 30, 2014 the Company had $7.7 million in cash on hand.

Outlook for 2014

The Company expects full year revenue will be in a range of $19 million to $22 million, with sales weighted more heavily in the fourth quarter. Adjusted EBITDA is expected to be approximately $6.5 million to $8.5 million.

Superior Drilling Products, Inc. Reports Second Quarter 2014 Results

August 14, 2014

Mr. Meier concluded, “We have been gaining momentum through the summer and believe we have an excellent opportunity to accelerate our growth with this innovative well bore conditioning technology. Our strategy is to build out our sales infrastructure to support an expanded rental service structure in order to have our technology employed on a larger number of drilling rigs. The investments we are making in our sales and operations, as well as the cost of being a public company, we believe provide us the foundation to execute this strategy."

Webcast and Conference Call
Superior Drilling Products will host a conference call and live webcast tomorrow at 10:00 am MT (12:00 pm ET) to provide a strategic update and outlook as well as review the operating results for its second quarter 2014. The discussion will be accompanied by a slide presentation that will be made available immediately prior to the conference call on Superior Drilling Products’ website at www.sdpi.com/events_presentations.html. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored on Superior Drilling Products’ website at www.sdpi.com/events_presentations.html.

To listen to the archived call, dial (858) 384-5517 and enter replay number 13585907. A telephonic replay will be available from approximately 1:00 pm MT (3:00 pm ET) on the day of the call through Friday, August 22, 2014. A transcript of the call will be available for download from the Superior Drilling Products website once available.

About Superior Drilling Products, Inc.
SDPI is an innovative, cutting-edge drilling tool technology company. The Company manufactures, repairs, sells and rents drilling tools. SDPI is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. In addition, SDPI manufactures and markets drill string tools, including the patented Drill-N-Ream™ well bore conditioning tool, for the oil, natural gas and mining services industries. SDPI operates a state-of-the-art drill tool machining facility manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage is technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while establishing an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies and drill rig operators. It also plans to grow its manufacturing operations by providing its oil field services customers with design, prototype development and manufacturing of their proprietary technologies.

Additional information about the Company can be found at its website: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements
This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:
Deborah K. Pawlowski / Garett K. Gough
Kei Advisors LLC
(716) 843-3908 / (716) 846-1352
dpawlowski@keiadvisors.com / ggough@keiadvisors.com

Superior Drilling Products, Inc. Reports Second Quarter 2014 Results

August 14, 2014

Superior Drilling Products, Inc.

Consolidated Statements of Operations
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2014	2013	2014	2013

Revenue	$4,468,675	$2,964,848	$8,202,342	$5,797,616

Operating costs and expenses
Cost of revenue	1,368,243	1,257,914	2,601,615	2,451,220
Selling, general & administrative	1,524,762	693,693	2,580,028	1,057,300
Depreciation & amortization	723,049	170,622	1,043,616	468,053
Total operating expenses	3,616,054	2,122,229	6,225,259	3,976,573

Operating income	852,621	842,619	1,977,083	1,821,043
Operating margin	19.1%	28.4%	24.1%	31.4%

Other income (expense)

Interest income	23,072	-	23,072	-
Interest expense	(579,047)	(108,123)	(889,886)	(363,484)
Other income	89,048	54,686	186,526	144,128
Gain (loss) on sale of assets	13,292	(1,500)	13,292	(1,500)
Change in guaranteed debt	-	-	(45,834)	(86,101)
Total other expense	(453,635)	(54,937)	(712,830)	(306,957)

Income before income taxes	398,986	787,682	1,264,253	1,514,086
Income tax expense	1,078,045	-	1,078,045	-

Net income	$(679,059)	$787,682	$186,208	$1,514,086

Basic earnings per common share	$(0.06)	N/A *	$0.02	N/A *
Basic weighted average common shares outstanding	11,795,708	-	10,313,518	-
Diluted earnings per common share	$(0.06)	N/A *	$0.02	N/A*
Diluted weighted average common shares outstanding	11,795,708	-	10,439,801	-

*	Information not comparable for the quarter and six months ended June 30, 2013 as a result of the reorganization of the Company on May 22, 2014.

Superior Drilling Products, Inc. Reports Second Quarter 2014 Results

August 14, 2014

Superior Drilling Products, Inc.

Condensed Consolidated Balance Sheet
(unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets
Cash	$7,727,350	$11,256
Accounts receivable	3,585,262	2,978,666
Prepaid expenses	171,147	182,530
Inventory	1,046,892	96,028
Other current assets	167,000	61,038
Total current assets	12,697,651	3,329,518

Property, plant and equipment, net	16,403,656	15,048,871
Real estate investments	-	2,187,926
Intangible assets, net	14,696,111	-
Goodwill	7,095,000	-
Note receivable	8,296,717	-
Other assets	309,916	194,935
Total assets	$59,499,051	$20,761,250

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$738,459	$445,947
Accrued expenses	1,145,370	277,579
Income tax payable	100,719	-
Payable to founders	2,000,000	-
Current deferred tax liability	17,938	-
Current portion of capital lease obligation	274,917	258,235
Current portion of guaranteed debt obligation	-	4,395,637
Current portion of long-term debt	5,773,832	3,316,578
Total current liabilities	10,051,235	8,693,976
Deferred tax liability	959,388	-
Other liabilities	7,500	-
Capital lease obligation, less current portion	728,986	871,252
Long-term debt, less current portion	17,000,193	10,939,216
Total liabilities	28,747,302	20,504,444

Stockholders' equity
Common stock - $0.001 par value; 100,000,000 shares authorized; 17,291,646 and 1,000 shares outstanding, respectively	17,292	1
Additional paid-in-capital	30,693,542	256,806
Retained earnings	40,915	-
Total stockholders' equity	30,751,749	256,806
Total liabilities and stockholders' equity	$59,499,051	$20,761,250

Superior Drilling Products, Inc. Reports Second Quarter 2014 Results

August 14, 2014

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows
(unaudited)

	For the Six Months Ended
	June 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$186,208	$1,514,086
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	1,043,616	468,053
Amortization of debt discount	324,974	-
Deferred tax benefit	977,326	-
Change in guaranteed debt	45,837	-
Changes in operating assets and liabilities:
Accounts receivable	(606,596)	(566,164)
Inventory	(311,463)	-
Prepaid expenses and other current assets	(85,578)	(120,365)
Other assets	(106,829)	13,426
Accounts payable and accrued expenses	1,268,522	52,320
Net Cash Provided by Operating Activities	2,736,017	1,361,356

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(429,677)	(165,933)
Note receivable to Tronco	(8,296,717)	-
Purchase cost of Hard Rock assets	(12,500,000)	-
Net Cash Used in Investing Activities	(21,226,394)	(165,933)

Cash Flows From Financing Activities
Principal payments on long-term debt	(1,085,219)	(412,981)
Principal payments on capital lease obligations	(125,584)	(570,247)
Proceeds received from long-term debt	2,000,000	593,287
Proceeds received from issuance of common stock	31,050,000	-
Proceeds received from related party debt	-	1,285
Initial public offering costs	(3,578,865)	-
Capital contributions	-	333,629
Capital distributions	(2,053,861)	(1,034,239)
Net Cash Provided by (Used in) Financing Activities	26,206,471	(1,089,266)

Net Increase in Cash	7,716,094	106,157
Cash at Beginning of Period	11,256	70,188
Cash at End of Period	$7,727,350	$176,345

Superior Drilling Products, Inc. Reports Second Quarter 2014 Results

August 14, 2014

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

GAAP net income	$(679,059)	$787,682	$186,208	$1,514,086
Add back:
Income tax expense	1,078,045	-	1,078,045	-
Interest expense, net	555,975	108,123	866,814	363,484
Depreciation and amortization	723,049	170,622	1,043,616	468,053

Non-GAAP Adjusted EBITDA (1)	$1,678,010	$1,066,427	$3,174,683	$2,345,623

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization, and gain or loss on the sale of PP&E. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

Superior Drilling Products, Inc.

GAAP Net Income to Non-GAAP Adjusted Net Income Reconciliation
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014		2013		2014		2013
	$	per diluted share	$	per diluted share	$	per diluted share	$	per diluted share
GAAP net income	$(679,059)	$(0.06)	$787,682	NM	$186,208	$0.02	$1,514,086	NM
Add back:
Deferred tax expense	1,078,045	0.09	-	NM	1,078,045	$0.10	-	NM
Intangible amortization	203,889	0.02	-	NM	203,889	$0.02	-	NM
Applying a 38% tax rate	(229,093)	(0.02)	(299,319)	NM	(557,894)	($0.05)	(575,353)	NM

Non-GAAP adjusted net income	$373,783	$0.03	$488,363	NM	$910,248	$0.09	$938,733	NM

-###-